Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of Advanced Cell Technology, Inc. and subsidiary of our report dated March 16, 2011, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Advanced Cell Technology, Inc. and subsidiary for the year ended December 31, 2010.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ SingerLewak LLP
Los Angeles, California
October 17, 2011